Exhibit 10.10

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made and entered into as of the 26th day of September 2013, by and between STW Oilfield Construction, LLC, a Texas limited liability company (“Debtor”), and Joshua C. Brooks an individual, (“Secured Party”).

RECITALS

A.           Debtor and Secured Party have executed that certain Loan Agreement dated the same date as this Agreement (as amended, supplemented or restated from time to time, the “Loan Agreement”), together with certain other Loan Documents.

B.           Secured Party has conditioned its obligation to fund the Loan Agreement upon the execution and delivery of this Agreement by Debtor.

TERMS OF THIS AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor covenants and agrees with Secured Party as follows:

1.           Certain Definitions.  Unless otherwise defined in this Agreement, each capitalized term used but not defined in this Agreement will have the meaning given that term in the Loan Agreement or in the UCC.  If the definition given a term in the Loan Agreement conflicts with the definition given that term in the UCC, the Loan Agreement definition shall control to the extent allowed by Law.  If the definition given a term in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 definition shall control.  As used in this Agreement, the following terms have the meanings indicated:

Accounts means all accounts, instruments, receivables, accounts receivable, contract rights, chattel paper, documents, general intangibles, book debts, any and all amounts due to Debtor from a factor, arising from Debtor's sale of goods or rendition of services, and all the books and records pertaining to the foregoing, and the cash or non-cash proceeds resulting therefrom and all security and guaranties therefor.

Agreement means this Agreement together with all schedules and exhibits attached to this agreement, and all amendments and modifications to this Agreement, the schedules or the exhibits.

Collateral is defined in Section 5 of this Agreement.

Contracts means all of the right, title, and interest of all contracts, agreements, letter agreements, purchase orders, licenses, permits and any other contractual rights now or at any time hereafter existing and all amendments, supplements to and extensions and renewals of any such contracts.

Default means a “Default” hereunder or in the Loan Agreement.

Equipment means any and all of Debtor's furnishings, machinery, fixtures and equipment, wherever located, whether now owned or hereafter acquired, including without limitation, all manufacturing, distribution, selling, data processing and office equipment and all appliances and trade fixtures (excluding equipment in which Debtor's interest is a leasehold interest), together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof and thereto, together with all substitutes and replacements thereof, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the foregoing.

Inventory means any and all of Debtor's inventory, including without limitation any and all goods held for sale or lease or being processed for sale or lease in Debtor's business as now or hereafter conducted and all returned, reclaimed, refused or repossessed goods, whether now owned or hereinafter acquired, including all materials, goods and work in process, finished goods, and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering inventory, all cash and non-cash proceeds from the sale of inventory including proceeds from insurance and including such property the sale or other disposition of which has given rise to accounts and which has not been returned to or repossessed or stopped in transit by Debtor. "Inventory" includes each of the foregoing items whether they are in the possession of Debtor or the Bailee or other person for sale, storage, transit, processing, use or otherwise.

Lien means any lien, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) intended to secure an obligation to any creditor.

Loan Agreement is defined in the Recitals.

Obligor means any Person obligated with respect to any of the Collateral, whether as a party to a contract, an account debtor or otherwise.

Obligations is defined in the Loan Agreement.

Personal Property means the property described on Exhibit A attached hereto and any other personal property hereafter acquired by Debtor.

Security Interest means the security interests granted and the transfers, pledges and collateral assignments made under Section 3 of this Agreement.

UCC means the Uniform Commercial Code, as adopted in Texas.

2.           Loan Agreement.  This Agreement is being executed and delivered pursuant to the terms and conditions of the Loan Agreement.  Each Security Interest is a “Lien”.

3.           Security Interest.  Subject to the terms and conditions of this Agreement, and to secure the prompt, unconditional and complete payment and performance of the Obligations when due, Debtor grants to Secured Party a security interest in all of Debtor's right, title, and interest in the Collateral and Debtor transfers, pledges and assigns as security to Secured Party all Debtor's right, title and interest in the Collateral.  If the transfer, pledge or assignment of any specific item of the Collateral is expressly prohibited by any contract, the Security Interest shall be effective to the extent allowed by the UCC or other applicable Law.

4.           No Assumption or Modification.  The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligations when due, and is given as security only.  Secured Party and Lenders do not assume and shall not be liable for any of Debtor's liabilities, duties, or obligations under or in connection with the Collateral.  Secured Party's acceptance of this Agreement, or its taking any action in carrying out this Agreement, does not constitute Secured Party's approval of the Collateral or Secured Party's assumption of any obligation under or in connection with the Collateral.  This Agreement does not affect or modify Debtor's obligations with respect to the Collateral.

5.           Collateral.  As used in this Agreement, the term “Collateral” means the following items and types of property, wherever located, whether now owned or hereafter acquired by Debtor:

(a) Accounts
(b) Contracts
(c) Equipment
(d) Inventory
(e) Personal Property

The description of Collateral contained in this Section 5 includes after acquired Collateral and proceeds of the Collateral.

6.           Fraudulent Conveyance.  Notwithstanding anything contained in this Agreement to the contrary, Debtor agrees that if, but for the application of this Section 6, the Obligations or any Security Interest would constitute a preferential transfer or a fraudulent conveyance under federal law or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar law in effect from time to time (each a “Fraudulent Conveyance”), then the Obligations and each affected Security Interest will be enforceable to the maximum extent possible without causing the Obligations or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 6.

7.           Representations and Warranties.  Debtor hereby confirms and restates each of the representations and warranties in the Loan Agreement and further represents and warrants to Secured Party as follows:

(a)           Binding Obligation.  This Agreement creates a legal, valid and binding lien in and to the Collateral in favor of Secured Party and enforceable against Debtor.  The Security Interest created under this Agreement will be duly perfected once the action required for perfection under applicable Law has been taken.  Once perfected, the Security Interest will constitute a first and prior lien on the Collateral, subject only to Permitted Liens.  The creation of the Security Interest does not require the consent of any third party, except a third party possessing a Permitted Lien.

(b)           Place of Business; Location of Records.  Exhibit B to this Agreement sets forth the location of (i) Debtor's place of business and chief executive office, (ii) the location of its books and records concerning any of the Collateral that is accounts or general intangibles, (iii) the locations of the Personal Property. The failure of the description of locations of Collateral on Exhibit A to be accurate or complete will not impair the Security Interest in such Collateral.

(c)           No Prior Lien. Debtor has not executed any material prior transfer, assignment, pledge, security interest, or hypothecation covering the Collateral or any interest in the Collateral.  Debtor owns all presently existing Collateral, and will acquire all hereafter acquired Collateral, free and clear of all liens, mortgages, encumbrances, charges, pledges, security interest, hypothecation or claim of any kind except as contemplated by this Agreement.

(d)           No Defenses.  The amounts due Debtor under the Collateral are not subject to any material setoff, counterclaim, defense, allowance or adjustment (other than discounts for prompt payment shown on the invoice) or to any material dispute, objection or complaint by any Obligor.

(e)           Additional Collateral.  The delivery at any time by Debtor to Secured Party of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by Debtor to Secured Party under this Agreement that the representations and warranties of this Section 7 are true and correct with respect to each item of such Collateral.

8.           Covenants.  Debtor agrees to comply with each covenant in the Loan Agreement.  Debtor further covenants and agrees with Secured Party that so long as Secured Party or any Lender is committed to extend credit under the Loan Agreement and thereafter until the Obligations is paid and performed in full and all commitments to lend under the Loan Agreement have terminated, Debtor shall:

(a)           Relocation of Office or Books and Records; Change of Name or Address.  Give Secured Party 30 days prior written notice of (i) any proposed relocation of its principal place of business or chief executive office, (ii) the place where its books and records relating to accounts and general intangibles are kept, (iii) a change of its name, (iv) any proposed relocation of any of the Collateral to a location other than those set forth in Exhibit B.

(b)           Material Change.  Promptly notify Secured Party of any material change in any fact or circumstance represented or warranted by Debtor with respect to any of the Collateral.

(c)           Record of Collateral.  Maintain at its chief executive office a current record of where all Collateral is located and permit Secured Party or its representatives to inspect and make copies from such records pursuant to the Loan Agreement and furnish to Secured Party, from time to time, such documents, lists, descriptions, certificates, and other information necessary or helpful to keep Secured Party informed with respect to the identity, location, status, condition, terms of, parties to, and value of the Collateral.

(d)           Adverse Claim.  Promptly notify Secured Party of any claim, action, or proceeding challenging the Security Interest or affecting title to all or any material portion of the Collateral or the Security Interest and, at Secured Party's request, appear in and defend any such action or proceeding at Debtor's expense.

(e)           Hold Collateral In Trust.  Hold in trust (and not commingle with its other assets) for Secured Party all Collateral that is contracts, chattel paper, instruments, or documents of title at any time received by it and promptly deliver same to Secured Party unless Secured Party at its option gives Debtor written permission to retain that Collateral.  At Secured Party's request, each contract, chattel paper, instrument, or document of title so retained shall be marked to state that it is assigned to Secured Party and each instrument shall be endorsed to the order of Secured Party (but failure to so mark or endorse shall not impair the Security Interest).

(f)           No Assignment.  Not sell, assign, or otherwise dispose of, or permit the sale, assignment, or disposition of, any Collateral except as permitted by the Loan Documents.

(g)           Liens.           Not create or permit the creation of, or allow the existence of, any Lien upon or against any of the Collateral or enter into any licensing agreement prohibited by the Loan Agreement.

(h)           Perform Obligations.  Perform all of its obligations under or in connection with the Collateral in accordance with customary business practices.

(i)           Amendment.  Not amend, alter, or modify, or permit the amendment, alteration or modification of, any of the Collateral without Secured Party's prior written consent as to the form and content of the amendment, alteration or modification.

(j)           Further Assurances.  From time to time promptly execute and deliver to Secured Party all other assignments, certificates, supplemental documents, and financing statements, and all other acts Secured Party requests in order to create, evidence, perfect, continue or maintain the existence and priority of the Security Interest and in order to perfect the Security Interest in all future Collateral including, without limitation, (i) amendments to Exhibits A and B, and (ii) the execution and filing of such financing statements as the Secured Party may reasonably require.  A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

9.           Default; Remedies. Upon the occurrence of a Default, subject to the terms and conditions of the Loan Agreement, Secured Party has the following cumulative rights and remedies under this Agreement:

(a)           Debtor's Agent.  Secured Party shall be deemed to be irrevocably appointed as Debtor's agent and attorney-in-fact with all right and power to enforce all of Debtor's rights and remedies under or in connection with the Collateral.  All reasonable costs, expenses and liabilities incurred and all payments made by Secured Party as Debtor's agent and attorney-in-fact, including, without limitation, reasonable attorney's fees and expenses, shall be considered a loan by Secured Party to Debtor which shall be repayable on demand and shall accrue interest at the Default Rate and shall be part of the Obligations.  Debtor hereby gives Secured Party the power and right on its behalf and in its own name to take any and all actions set forth in this Agreement.  This power of attorney is a power coupled with an interest and shall be irrevocable until the Obligations are paid in full.  The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to it in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral.  Neither Secured Party nor any of the Lenders shall be responsible for any decline or diminution in the value of any of the Collateral, and neither Secured Party nor any of the Lenders shall be required to take any steps to protect or preserve any of the Collateral or any rights against prior parties or to protect, preserve, or maintain any security interest or Lien given to secure the Collateral.

(b)           Account Debtors and Obligors.  Secured Party may notify or require each account debtor or other Obligor to make payment directly to Secured Party and Secured Party may take control of the proceeds paid to Secured Party.  Until Secured Party elects to exercise these Rights, Debtor is authorized to collect and enforce the Collateral and to retain and expend all payments made on Collateral.  After Secured Party elects to exercise these rights, Secured Party shall have the Right in its own name or in the name of Debtor to (i) compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine, (ii) demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all amounts due or to become due with respect to Collateral, (iii) take control of cash and other proceeds of any Collateral, (iv) endorse Debtor's name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into Secured Party's possession, (v) sign Debtor's name on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral, (vi) send requests for verification of obligations to any Obligor, and (vii) do all other acts and things necessary to carry out the intent of this Agreement.  If any Obligor fails to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in Debtor's name, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists.  Regardless of any other provision of this Agreement and except for cases involving Secured Party's gross negligence or willful misconduct, Secured Party shall not be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatever to anyone except Debtor to account for funds that it shall actually receive under this Agreement.  Provided that Secured Party negotiates in a commercially reasonable manner, a receipt given by Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.  Secured Party may apply or set off amounts paid and the deposits against any liability of Debtor to Secured Party.

(c)           Rights.  Secured Party may exercise any and all rights available to a Secured Party under the UCC, in addition to any and all other rights afforded by this Agreement and the Loan Documents, at law, in equity, or otherwise.

(d)           Notice.  Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind.  It is agreed that notice sent or given not less than five calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.  It shall not be necessary that the Collateral be at the location of the sale.

(e)           Application of Proceeds.  Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section 9 as follows:  First, to the payment of all its expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligations); second, toward repayment of amounts expended by Secured Party under Section 10; and third, toward payment of the balance of the Obligations in the order and manner specified in Section 3.11 of the Loan Agreement.  Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct.

(f)           Sale.  Secured Party's sale of less than all the Collateral shall not exhaust Secured Party's Rights under this Agreement and Secured Party is specifically empowered to make successive sales until all the Collateral is sold.  If the proceeds of a sale of less than all the Collateral shall be less than the Obligations, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made.  In the event any sale under this Agreement is not completed or is, in Secured Party's opinion, defective, such sale shall not exhaust Secured Party's rights under this Agreement and Secured Party shall have the right to cause a subsequent sale or sales to be made.  Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Obligations, or as to the occurrence of any Default, or as to Secured Party's having declared all of such Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited.  Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.

(g)           Existence of Default.  Regarding the existence of any Default for purposes of this Agreement, Debtor agrees that the Obligors on any Collateral may rely upon written certification from Secured Party that such a Default exists.

10.           Other Rights of Secured Party.

(a)           Performance.  In the event Debtor fails to preserve the priority of the Security Interest in any of the Collateral, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may (but is not required to) prosecute or defend any suits in relation to the Collateral or take any other action which Debtor is required to take under the Loan Documents, but has failed to take.  Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and attorneys' fees and expenses) shall bear interest from the date of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligations.

(b)           Collateral in Secured Party's Possession.  If any Collateral comes into Secured Party's possession, Secured Party may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral.  Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses incurred by Secured Party in connection with its custody and preservation of such Collateral, and all such expenses, costs, Taxes, and other charges shall be part of the Obligations.  However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor.  Secured Party shall have no liability for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.  With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon.  The provisions of this subparagraph shall be applicable whether or not a Default has occurred and is continuing.

(c)           Subrogation.  If any of the Obligations is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended or paid.

(d)           Purchase Money Collateral.  To the extent that Secured party or any lender has advanced or will advance funds to or for the account of Debtor to purchase or otherwise acquire rights in Collateral, Secured Party or such lender, at its option, may pay such funds (i) directly to the person from whom the Debtor will make such purchase or acquire such rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such person, and forthwith furnish the Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

11.           Miscellaneous.

(a)           Reference to Miscellaneous Provisions.  This Agreement is one of the “Loan Documents” referred to in the Loan Agreement, and, therefore, this Agreement is subject to the applicable provisions of the Loan Agreement, all of which are incorporated in this Agreement by reference the same as if set forth in this Agreement verbatim.

(b)           Term.  Upon full and final payment of the Obligations and final termination of the Secured Party's and the Lenders' commitment to lend under the Loan Agreement without Secured Party having exercised its rights under this Agreement, this Agreement shall terminate; provided that no Obligor on any of the Collateral shall be obligated to inquire as to the termination of this Agreement, but shall be fully protected in making payment directly to Secured Party, which payment shall be promptly paid over to Debtor after termination of this Agreement.

(c)           Actions Not Releases.  The Security Interest and Debtor's obligation and Secured Party's Rights under this Agreement shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events:  (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents; (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party to notify Debtor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any security under any other document or instrument, or of any other action taken or refrained from being taken by Secured Party against Debtor or any new agreement between Secured Party and Debtor, it being understood that, Secured Party shall not be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Secured Party under this Agreement; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any third party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.

(d)           Waivers.  Except to the extent expressly otherwise provided in this Agreement or in other Loan Documents, Debtor waives (i) any Right to require Secured Party to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party may have; (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration, and notice of the intention to accelerate; and (iii) all Rights of marshaling in respect of any and all of the Collateral.

(e)           Financing Statement.  Secured Party shall be entitled at any time to file this Agreement or a carbon, photographic, or other reproduction of this Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement.

(f)           Amendments.  This Agreement may only be amended by a writing executed by Debtor and Secured Party.

(g)           Multiple Counterparts.  This Agreement may be executed in any number of identical counterparts.  Each counterpart shall be deemed an original for all purposes and all counterparts, collectively, shall constitute one Agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one set of counterpart signatures.

(h)           Parties Bound.   This Agreement shall be binding on Debtor and its successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns.  Secured Party's successors and assigns shall include, without limitation, any corporation or other entity formed by or on behalf of Secured Party which assumes Secured Party's rights and obligations under the Loan Agreement.  The obligations and agreements of Debtor under this Agreement shall be binding upon its successors and assigns, and delivery or other accounting of Collateral to Debtor shall discharge Secured Party of all liability therefor.

(i)           Assignment.  Debtor may not, without Secured Party's prior written consent, assign any Rights, duties, or obligations under this Agreement.  In the event of an assignment of all or part of the Obligations, the Security Interest and other Rights and benefits under this Agreement, to the extent applicable to the part of the Obligations so assigned, may be transferred with the Obligations.

(j)           Notice.  Any notice or communication required or permitted under this Agreement must be given as prescribed in the Loan Agreement.

(k)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND, AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

EXECUTED as of the date set forth above.

DEBTOR

STW Oilfield Construction, LLC,
a Texas limited liability company

By:
Lee Maddox, President

SECURED PARTY

Joshua C. Brooks an individual

By:
                      Joshua C. Brooks

Exhibit A
Description of Personal Property

Exhibit B
Chief Executive Office, Location of Collateral

Chief Executive Office:

619 West Texas Avenue, Suite 126
Midland, Texas 79701

Location of Personal Property and Equipment as of the date of this Agreement: